Contact: Investor Relations 804.289.9709 FOR IMMEDIATE RELEASE Brink's Reports First-Quarter Results, Affirms Full-Year Guidance RICHMOND, Va., April 24, 2019 – The Brink’s Company (NYSE:BCO), the global leader in total cash management, route-based secure logistics and payment solutions, today announced results for the first quarter of 2019. (In millions, except for per share amounts) First-Quarter 2019 Constant Currency GAAP Change Non-GAAP Change Change(b) Revenue $ 905 3% $ 905 6% 17% Operating Profit $ 58 (10%) $ 85 19% 50% Operating Margin 6.5% (90 bps) 9.4% 100 bps 230 bps Net Income / Adjusted EBITDA(a) $ 14 (39%) $ 132 20% 42% EPS $ 0.27 (36%) $ 0.79 16% 59% (a) The non-GAAP financial metric, adjusted EBITDA, is presented with its corresponding GAAP metric, net income attributable to Brink's. (b) Constant currency represents 2019 results at 2018 exchange rates. Highlights include: • Segment revenue: Organic and acquisition-related growth of $148 million (up 17% constant currency) more than offset negative currency translation of $97 million • Total operating profit: • GAAP: $18 million profit growth more than offset by negative currency translation of $24 million • Non-GAAP: $36 million profit growth more than offset negative currency translation of $22 million • Total U.S. revenue up 53%, profit tripled to $24 million, margin doubled to 8.1% Doug Pertz, president and chief executive officer, said: “Today we reported strong first-quarter non-GAAP results, including a 19% increase in operating profit and a 16% increase in EPS, as continued profit momentum in the U.S. and Mexico more than offset the reported $10 million profit decline that we expected in Argentina due to currency translation. In constant currency, non-GAAP operating profit and EPS were up 50% and 59%, respectively. “Our first-quarter results support our full-year non-GAAP guidance, which targets operating profit growth of 20% despite the expected persistence of currency headwinds. Our non-GAAP guidance also includes approximately $20 million to $30 million of increased operating expenses to support new strategic and IT initiatives. We expect organic growth initiatives and acquisition-related synergies to drive profit growth across all segments, supporting an expected increase of 100 basis points in our 2019 margin rate to approximately 11%. In addition, the negative impact of the Argentine peso is expected to diminish as inflation-driven price increases exceed projected devaluation in that country.” 2019 Non-GAAP Guidance The company’s 2019 non-GAAP guidance includes revenue growth of approximately 9% to $3.75 billion, operating profit growth of approximately 20% to a range between $405 million and $425 million, adjusted EBITDA growth of 17% to a range between $590 million and $610 million, and earnings growth of 21% to a range between $4.10 and $4.30 per share. This guidance assumes currency rates as of December 31, 2018 for all currencies except the Argentine peso, for which the company is using an estimated 2019 rate of 45 pesos to the U.S. dollar. Share Repurchase Since the inception of the share repurchase program in 2017, through the end of the first quarter, Brink’s repurchased a total of 1,347,564 shares for approximately $94 million at an average price of $69.35. The company has approximately $106 million remaining for share repurchases under its $200 million share repurchase authorization, which expires on December 31, 2019. The company’s 2019 guidance assumes approximately 51 million weighted-average shares outstanding on a fully diluted basis. Conference Call Brink’s will host a conference call on April 24 at 8:30 a.m. ET to review first-quarter results. Interested parties can listen by calling 888-349-0094 (in the U.S.) or 412-902-0124 (international). Participants can pre-register at http://dpregister.com/10130381 to receive a direct dial-in number for the call. The call also will be accessible live via webcast on the Brink’s website (www.brinks.com). To access the webcast and related earnings material, click here. A replay of the call will be available through May 24, 2019, at 877-344-7529 (in the U.S.) or 412-317-0088 (international). The conference number is 10130381. An archived version of the webcast will be available online in the Investor Relations section of www.brinks.com or by clicking here. 2

2019 Guidance (Unaudited)
(In millions except as noted)

		2018 GAAP	2018 Non-GAAP[a]	2019 GAAP Outlook[b]	Reconciling Items[a]	2019 Non-GAAP Outlook[a]
Revenues	$	3,489	3,438	3,750	—	3,750
Operating profit		275	347	331 – 351	74	405 – 425
Nonoperating expense		(232)	(64)	(123) – (128)	39	(84) – (89)
Provision for income taxes		(70)	(97)	(87) – (92)	(19)	(106) – (111)
Noncontrolling interests		(6)	(7)	(6)	—	(6)
Income from continuing operations attributable to Brink's		(33)	179	115 – 125	94	209 – 219
EPS from continuing operations attributable to Brink's	$	(0.65)	3.46	2.25 – 2.45	1.85	4.10 – 4.30
Operating profit margin		7.9%	10.1%	8.8% – 9.4%	~ 1.9%	10.8% – 11.3%
Effective income tax rate		164.7%	34.2%	41.5%	(8.5)%	33.0%
Adjusted EBITDA			512			590 – 610

Changes from 2018	Revenue Change				Operating Profit Change		EPS Change
	2019 GAAP Outlook[b]	% Change vs. 2018	2019 Non-GAAP Outlook[a]	% Change vs. 2018	2019 GAAP Outlook[b]	2019 Non-GAAP Outlook[a]	2019 Non-GAAP Outlook[a]
Organic	163	5	214	6	108 – 128	85 – 105	1.00 – 1.20
Acquisitions / Dispositions[c]	288	8	288	8	10	33	0.43
Currency	(190)	(5)	(190)	(6)	(62)	(60)	(0.79)
Total	261	7	312	9	56 – 76	58 – 78	0.64 – 0.84

Amounts may not add due to rounding

(a) The 2018 Non-GAAP amounts are reconciled to the corresponding GAAP items on pages 9-12. The 2019 Non-GAAP outlook amounts exclude the year-to-date March 2019 Non-GAAP adjusting items applicable to each category. In addition, we have excluded certain other forecasted Non-GAAP adjusting items for the remainder of 2019, such as intangible asset amortization and U.S. retirement plan costs. We have not forecasted the impact of highly inflationary accounting on our Argentina operations for the remainder of 2019 or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions. The 2019 Non-GAAP outlook amounts for operating profit, nonoperating expense, provision for income taxes, income from continuing operations, EPS from continuing operations, effective income tax rate and Adjusted EBITDA cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile these amounts to GAAP because we are unable to accurately forecast the impact of highly inflationary accounting on our Argentina operations for the remainder of 2019 or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions.

(b) The 2019 GAAP outlook excludes any forecasted impact from highly inflationary accounting on our Argentina operations for the remainder of 2019 as well as other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions.

(c) Non-GAAP amounts include the impact of prior year comparable period results for acquired and disposed businesses. GAAP results also include the impact of acquisition-related intangible amortization, restructuring and other charges, and disposition related gains/losses.

3

The Brink's Company and subsidiaries

(In millions, except for per share amounts) (Unaudited)

First-Quarter 2019 vs. 2018

GAAP	1Q'18	Organic Change	Acquisitions / Dispositions[(a)]	Currency[(b)]	1Q'19	% Change Total	% Change Organic
Revenues:							
North America	$ 320	19	100	(5)	435	36	6
South America	255	30	21	(75)	230	(10)	12
Rest of World	278	(1)	(20)	(17)	240	(14)	—
Segment revenues[(g)]	$ 853	48	100	(97)	905	6	6
Other items not allocated to segments[(d)]	26	(26)	—	—	—	(100)	(100)
Revenues - GAAP	$ 879	23	100	(97)	905	3	3
Operating profit:							
North America	$ 21	16	8	(1)	44	fav	78
South America	56	5	4	(22)	43	(23)	9
Rest of World	26	(2)	1	(1)	24	(7)	(6)
Segment operating profit	102	20	13	(24)	111	9	19
Corporate[(c)]	(30)	3	—	2	(26)	(14)	(9)
Operating profit - non-GAAP	$ 72	23	13	(22)	85	19	32
Other items not allocated to segments[(d)]	(7)	(6)	(12)	(2)	(26)	unfav	93
Operating profit - GAAP	$ 65	16	1	(24)	58	(10)	25
GAAP interest expense	(15)				(23)	53	
GAAP interest and other income (expense)	(13)				(11)	(15)	
GAAP provision for income taxes	11				10	(15)	
GAAP noncontrolling interests	3				1	(75)	
GAAP income (loss) from continuing operations[(f)]	22				14	(38)	
GAAP EPS[(f)]	$ 0.42				0.27	(36)	
GAAP weighted-average diluted shares	52.1				50.9	(2)	

Non-GAAP[(e)]	1Q'18	Organic Change	Acquisitions / Dispositions[(a)]	Currency[(b)]	1Q'19	% Change Total	% Change Organic
Segment revenues - GAAP/non-GAAP	$ 853	48	100	(97)	905	6	6
Non-GAAP operating profit	72	23	13	(22)	85	19	32
Non-GAAP interest expense	(15)				(22)	45	
Non-GAAP interest and other income (expense)	1				(2)	unfav	
Non-GAAP provision for income taxes	20				20	3	
Non-GAAP noncontrolling interests	2				1	(64)	
Non-GAAP income from continuing operations[(f)]	35				40	13	
Non-GAAP EPS[(f)]	$ 0.68				0.79	16	
Non-GAAP weighted-average diluted shares	52.1				50.9	(2)	

Amounts may not add due to rounding.

(a) Non-GAAP amounts include the impact of prior year comparable period results for acquired and disposed businesses. GAAP results also include the impact of acquisition-related intangible amortization, restructuring and other charges, and disposition related gains/losses.

(b) The amounts in the "Currency" column consist of the effects of Venezuela devaluations, prior to deconsolidation, the effects of Argentina devaluations under highly inflationary accounting and the sum of monthly currency changes. Monthly currency changes represent the accumulation throughout the year of the impact on current period results from changes in foreign currency rates from the prior year period.

(c) Corporate expenses are not allocated to segment results. Corporate expenses include salaries and other costs to manage the global business and to perform activities required of public companies.

(d) See pages 7-8 for more information.

(e) Non-GAAP results are reconciled to applicable GAAP results on pages 9-12.

(f) Attributable to Brink's.

(g) Segment revenues equal our total reported non-GAAP revenues.

4

The Brink’s Company and subsidiaries (In millions) (Unaudited) Selected Items - Condensed Consolidated Balance Sheets December 31, 2018 March 31, 2019 Assets Cash and cash equivalents $ 343.4 283.2 Restricted cash 136.1 97.1 Accounts receivable, net 599.5 641.0 Right-of-use assets, net — 292.2 Property and equipment, net 699.4 698.1 Goodwill and intangibles 907.5 1,018.3 Deferred income taxes 236.5 235.6 Other 313.6 336.5 Total assets $ 3,236.0 3,602.0 Liabilities and Equity Accounts payable 174.6 147.0 Debt 1,554.0 1,689.4 Retirement benefits 563.0 557.6 Accrued liabilities 502.1 553.6 Lease liabilities — 237.6 Other 275.7 237.5 Total liabilities 3,069.4 3,422.7 Equity 166.6 179.3 Total liabilities and equity $ 3,236.0 3,602.0 Selected Items - Condensed Consolidated Statements of Cash Flows Three Months Ended March 31, 2018 2019 Net cash provided (used) by operating activities $ 56.8 (38.0) Net cash used by investing activities (48.6) (164.2) Net cash provided (used) by financing activities (13.8) 106.6 Effect of exchange rate changes on cash 0.3 (3.6) Cash, cash equivalents and restricted cash: Increase (decrease) (5.3) (99.2) Balance at beginning of period 726.9 479.5 Balance at end of period $ 721.6 380.3 Supplemental Cash Flow Information Capital expenditures $ (36.7) (35.2) Acquisitions — (129.9) Depreciation and amortization 38.8 47.8 Cash paid for income taxes, net (20.5) (11.4) 5

About The Brink’s Company The Brink’s Company (NYSE:BCO) is the global leader in total cash management, route-based secure logistics and payment solutions including cash-in-transit, ATM services, cash management services (including vault outsourcing, money processing and intelligent safe services), and international transportation of valuables. Our customers include financial institutions, retailers, government agencies, mints, jewelers and other commercial operations. Our global network of operations in 41 countries serves customers in more than 100 countries. For more information, please visit our website at www.brinks.com or call 804-289-9709. Forward-Looking Statements This release contains forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward- looking information. Forward-looking information in these materials includes, but is not limited to: 2019 GAAP and non- GAAP outlook, including revenue, organic growth, operating profit, operating profit margin, expected currency impact and impact of acquisitions, tax rate, and adjusted EBITDA; drivers of profit growth; and costs related to Reorganization and Restructuring activities. Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated. These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: our ability to improve profitability and execute further cost and operational improvement and efficiencies in our core businesses; our ability to improve service levels and quality in our core businesses; market volatility and commodity price fluctuations; seasonality, pricing and other competitive industry factors; investment in information technology (“IT”) and its impact on revenue and profit growth; our ability to maintain an effective IT infrastructure and safeguard confidential information; our ability to effectively develop and implement solutions for our customers; risks associated with operating in foreign countries, including changing political, labor and economic conditions, regulatory issues (including the imposition of international sanctions, including by the U.S. government), currency restrictions and devaluations, restrictions on and cost of repatriating earnings and capital, impact on the Company’s financial results as a result of jurisdictions determined to be highly inflationary, and restrictive government actions, including nationalization; labor issues, including negotiations with organized labor and work stoppages; the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates; our ability to identify, evaluate and complete acquisitions and other strategic transactions and to successfully integrate acquired companies; costs related to dispositions and product or market exits; our ability to obtain appropriate insurance coverage, positions taken by insurers relative to claims and the financial condition of insurers; safety and security performance and loss experience; employee and environmental liabilities in connection with former coal operations, including black lung claims; the impact of the Patient Protection and Affordable Care Act on legacy liabilities and ongoing operations; funding requirements, accounting treatment, and investment performance of our pension plans, the VEBA and other employee benefits; changes to estimated liabilities and assets in actuarial assumptions; the nature of hedging relationships and counterparty risk; access to the capital and credit markets; our ability to realize deferred tax assets; the outcome of pending and future claims, litigation, and administrative proceedings; public perception of our business, reputation and brand; changes in estimates and assumptions underlying critical accounting policies; the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations. This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2018, and in our other public filings with the Securities and Exchange Commission. The forward-looking information included in this document is representative only as of the date of this document and The Brink's Company undertakes no obligation to update any information contained in this document. 6

The Brink's Company and subsidiaries
Segment Results: 2018 and 2019 (Unaudited)
(In millions, except for percentages)

	Revenues 2018 1Q	2Q	3Q	4Q	Full Year	2019 1Q
Revenues:						
North America	$ 320.1	324.0	383.4	438.8	1,466.3	$ 434.5
South America	254.8	233.3	215.5	223.3	926.9	230.3
Rest of World	278.4	266.8	253.5	245.6	1,044.3	240.2
Segment revenues - GAAP and Non-GAAP	853.3	824.1	852.4	907.7	3,437.5	905.0
Other items not allocated to segments[(a)]						
Venezuela operations	25.8	25.6	—	—	51.4	—
GAAP	$ 879.1	849.7	852.4	907.7	3,488.9	$ 905.0

	Operating Profit 2018 1Q	2Q	3Q	4Q	Full Year	2019 1Q
Operating profit:						
North America	$ 20.6	26.1	33.6	49.5	129.8	$ 44.0
South America	55.6	46.1	46.3	50.7	198.7	43.0
Rest of World	25.6	26.2	30.8	31.8	114.4	23.8
Corporate	(30.3)	(22.2)	(15.4)	(28.1)	(96.0)	(26.0)
Non-GAAP	71.5	76.2	95.3	103.9	346.9	84.8
Other items not allocated to segments[(a)]						
Venezuela operations	3.5	(1.2)	—	—	2.3	—
Reorganization and Restructuring	(3.7)	(4.5)	(7.3)	(5.1)	(20.6)	(3.5)
Acquisitions and dispositions	(6.5)	(7.4)	(10.7)	(16.8)	(41.4)	(17.2)
Argentina highly inflationary impact	—	—	(8.3)	0.3	(8.0)	(4.3)
Reporting compliance	—	(1.4)	(2.0)	(1.1)	(4.5)	(1.4)
GAAP	$ 64.8	61.7	67.0	81.2	274.7	$ 58.4

	Margin 2018 1Q	2Q	3Q	4Q	Full Year	2019 1Q
Margin:						
North America	6.4%	8.1	8.8	11.3	8.9	10.1%
South America	21.8	19.8	21.5	22.7	21.4	18.7
Rest of World	9.2	9.8	12.1	12.9	11.0	9.9
Non-GAAP	8.4	9.2	11.2	11.4	10.1	9.4
Other items not allocated to segments[(a)]	(1.0)	(1.9)	(3.3)	(2.5)	(2.2)	(2.9)
GAAP	7.4%	7.3	7.9	8.9	7.9	6.5%

(a) See explanation of items on page 8.

7

The Brink’s Company and subsidiaries Other Items Not Allocated To Segments (Unaudited) (In millions) Brink’s measures its segment results before income and expenses for corporate activities and for certain other items. See below for a summary of the other items not allocated to segments. Venezuela operations Prior to the deconsolidation of our Venezuelan subsidiaries effective June 30, 2018, we excluded from our segment results all of our Venezuela operating results, due to the Venezuelan government's restrictions that prevented us from repatriating funds. As a result, the Chief Executive Officer, the Company's Chief Operating Decision maker ("CODM"), assessed segment performance and made resource decisions by segment excluding Venezuela operating results. Reorganization and Restructuring 2016 Restructuring In the fourth quarter of 2016, management implemented restructuring actions across our global business operations and our corporate functions. As a result of these actions, we recognized $18.1 million in related 2016 costs, and an additional $17.3 million in 2017. We recognized additional charges of $2.7 million in the first three months of 2018 under this restructuring. The actions under this program were substantially completed in 2018. Other Restructurings Management periodically implements restructuring actions in targeted sections of our business. As a result of these actions, we recognized charges of $1.0 million in the first three months of 2018 and $3.5 million in the first three months of 2019, primarily severance costs. For the current restructuring actions, we expect to incur additional costs between $4 million and $6 million in future periods. Due to the unique circumstances around these charges, these management-directed items have not been allocated to segment results and are excluded from non-GAAP results. Acquisitions and dispositions Certain acquisition and disposition items that are not considered part of the ongoing activities of the business and are special in nature are consistently excluded from non-GAAP results. These items are described below: 2019 Acquisitions and Dispositions • Amortization expense for acquisition-related intangible assets was $6.4 million in the first three months of 2019. • We incurred $4.6 million in integration costs related to Dunbar in the first three months of 2019. • Restructuring costs related to our Dunbar and Rodoban acquisitions were $2.5 million in the first three months of 2019. • In the first three months of 2019, we recognized $1.7 million in asset impairment charges and severance costs related to the planned exit from our top-up prepaid mobile phone business in Brazil. • Compensation expense related to the retention of key Dunbar employees was $1.5 million in the first three months of 2019. • Transaction costs related to business acquisitions were $0.4 million in the first three months of 2019. 2018 Acquisitions and Dispositions • Amortization expense for acquisition-related intangible assets was $17.7 million in 2018. • Integration costs in 2018 related to acquisitions in France and the U.S. were $8.1 million. • 2018 transaction costs related to business acquisitions were $6.7 million. • We incurred 2018 severance charges related to our acquisitions in Argentina, France, U.S. and Brazil of $5.0 million. • Compensation expense related to the retention of key Dunbar employees was $4.1 million in 2018. • We recognized a net gain in 2018 ($2.6 million, net of statutory employee benefit) on the sale of real estate in Mexico. Argentina highly inflationary impact Beginning in the third quarter of 2018, we designated Argentina's economy as highly inflationary for accounting purposes. As a result, Argentine peso-denominated monetary assets and liabilities are now remeasured at each balance sheet date to the currency exchange rate then in effect, with currency remeasurement gains and losses recognized in earnings. In addition, nonmonetary assets retain a higher historical basis when the currency is devalued. The higher historical basis results in incremental expense being recognized when the nonmonetary assets are consumed. In the first quarter of 2019, we recognized $4.3 million in pretax charges related to highly inflationary accounting, including currency remeasurement losses of $3.9 million. Reporting compliance Certain third party compliance costs incurred are excluded from first quarter 2019 non-GAAP results. The costs excluded relate to the implementation and January 1, 2019 adoption of the new lease accounting standard ($1.0 million) and the mitigation of material weaknesses ($0.4 million). 8

The Brink's Company and subsidiaries
Non-GAAP Results Reconciled to GAAP (Unaudited)
(In millions, except for percentages and per share amounts)

Non-GAAP results described in this press release are financial measures that are not required by or presented in accordance with U.S. generally accepted accounting principles ("GAAP"). The purpose of the Non-GAAP results is to report financial information from the primary operations of our business by excluding the effects of certain income and expenses that do not reflect the ordinary earnings of our operations. The specific items excluded have not been allocated to segments, are described on page 8 and in more detail in our Form 10-Q, and are reconciled to comparable GAAP measures below. In addition, we refer to non-GAAP constant currency amounts, which represent current period results and forecasts at prior period exchange rates.

Non-GAAP results adjust the quarterly Non-GAAP tax rates so that the Non-GAAP tax rate in each of the quarters is equal to the full-year estimated Non-GAAP tax rate. The full-year Non-GAAP tax rate in both years excludes certain pretax and income tax amounts. Amounts reported for prior periods have been updated in this report to present information consistently for all periods presented.

The 2019 Non-GAAP outlook amounts for provision for income taxes, income (loss) from continuing operations, EPS from continuing operations, effective income tax rate and Adjusted EBITDA cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile these amounts to GAAP because we are unable to accurately forecast the impact of highly inflationary accounting on our Argentina operations or other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions. The impact of highly inflationary accounting and other potential Non-GAAP adjusting items could be significant to our GAAP results.

The Non-GAAP financial measures are intended to provide investors with a supplemental comparison of our operating results and trends for the periods presented. Our management believes these measures are also useful to investors as such measures allow investors to evaluate our performance using the same metrics that our management uses to evaluate past performance and prospects for future performance. We do not consider these items to be reflective of our core operating performance due to the variability of such items from period-to-period in terms of size, nature and significance. Additionally, Non-GAAP results are utilized as performance measures in certain management incentive compensation plans.

Non-GAAP Results Reconciled to GAAP

	YTD '18			YTD '19		
	Pre-tax	Tax	Effective tax rate	Pre-tax	Tax	Effective tax rate
Effective Income Tax Rate						
GAAP	$ 36.7	11.4	31.1%	$ 24.2	9.7	40.1%
Retirement plans[c]	8.8	1.9		8.4	1.9	
Venezuela operations[a][j]	(1.6)	(1.5)		0.5	—	
Reorganization and Restructuring[a]	3.7	1.2		3.5	1.0	
Acquisitions and dispositions[a]	9.6	3.1		18.7	1.7	
Tax on accelerated income[e]	—	0.5		—	—	
Argentina highly inflationary impact[a]	—	—		4.3	—	
Reporting compliance[a]	—	—		1.4	—	
Income tax rate adjustment[b]	—	3.0		—	5.8	
Non-GAAP	$ 57.2	19.6	34.2%	$ 61.0	20.1	33.0%

Amounts may not add due to rounding.

(a) See "Other Items Not Allocated To Segments" on pages 7-8 for details. We do not consider these items to be reflective of our core operating performance due to the variability of such items from period-to-period in terms of size, nature and significance.

(b) Non-GAAP income from continuing operations and non-GAAP EPS have been adjusted to reflect an effective income tax rate in each interim period equal to the full-year non-GAAP effective income tax rate. The full-year non-GAAP effective tax rate is estimated at 33.0% for 2019 and was 34.2% for 2018.

(c) Our U.S. retirement plans are frozen and costs related to these plans are excluded from non-GAAP results. Certain non-U.S. operations also have retirement plans. Settlement charges related to these non-U.S. plans are also excluded from non-GAAP results.

(d) Represents the estimated impact of tax legislation enacted into law in the fourth quarter of 2017. This primarily relates to the U.S. Tax Reform expense from the remeasurement of our net deferred tax assets.

(e) The non-GAAP tax rate excludes the 2018 and 2017 foreign tax benefits that resulted from the transaction that accelerated U.S. tax in 2015.

(f) Effective June 30, 2018, we deconsolidated our investment in Venezuelan subsidiaries and recognized a pretax charge of $126.7 million.

(g) Due to reorganization and restructuring activities, there was a $0.5 million non-GAAP adjustment to share-based compensation in the first quarter of 2019 and $0.1 million in the fourth quarter and full-year of 2018. There is no difference between GAAP and non-GAAP share-based compensation amounts for the other periods presented.

(h) Adjusted EBITDA is defined as non-GAAP income from continuing operations excluding the impact of non-GAAP interest expense, non-GAAP income tax provision, non-GAAP depreciation and amortization and non-GAAP share-based compensation.

(i) Because we reported a loss from continuing operations on a GAAP basis in the second quarter of 2018 and full year 2018, GAAP EPS was calculated using basic shares. However, as we reported income from continuing operations on a non-GAAP basis in the second quarter of 2018 and full year 2018, non-GAAP EPS was calculated using diluted shares.

(j) Post-deconsolidation funding of ongoing costs related to our Venezuelan operations was $0.5 million in the first three months of 2019 ($0.6 million in the second half of 2018) and was expensed as incurred and reported in interest and other nonoperating income (expense). We do not expect future amounts to be material.

9

The Brink's Company and subsidiaries

Non-GAAP Results Reconciled to GAAP (Unaudited) - continued

(In millions, except for percentages and per share amounts)

	2018					2019
	1Q	2Q	3Q	4Q	Full Year	1Q
Revenues:						
GAAP	$ 879.1	849.7	852.4	907.7	3,488.9	$ 905.0
Venezuela operations[(a)]	(25.8)	(25.6)	—	—	(51.4)	—
Non-GAAP	$ 853.3	824.1	852.4	907.7	3,437.5	$ 905.0
Operating profit (loss):						
GAAP	$ 64.8	61.7	67.0	81.2	274.7	$ 58.4
Venezuela operations[(a)]	(3.5)	1.2	—	—	(2.3)	—
Reorganization and Restructuring[(a)]	3.7	4.5	7.3	5.1	20.6	3.5
Acquisitions and dispositions[(a)]	6.5	7.4	10.7	16.8	41.4	17.2
Argentina highly inflationary impact[(a)]	—	—	8.3	(0.3)	8.0	4.3
Reporting compliance[(a)]	—	1.4	2.0	1.1	4.5	1.4
Non-GAAP	$ 71.5	76.2	95.3	103.9	346.9	$ 84.8
Operating margin:						
GAAP margin	7.4%	7.3%	7.9%	8.9%	7.9%	6.5%
Non-GAAP margin	8.4%	9.2%	11.2%	11.4%	10.1%	9.4%
Interest expense:						
GAAP	$ (15.0)	(15.8)	(17.0)	(18.9)	(66.7)	$ (23.0)
Venezuela operations[(a)]	—	0.1	—	—	0.1	—
Acquisitions and dispositions[(a)]	0.2	0.2	0.1	0.7	1.2	1.5
Argentina highly inflationary impact[(a)]	—	—	—	(0.2)	(0.2)	—
Non-GAAP	$ (14.8)	(15.5)	(16.9)	(18.4)	(65.6)	$ (21.5)
Loss on deconsolidation of Venezuela operations:						
GAAP	$ —	(126.7)	—	—	(126.7)	$ —
Loss on deconsolidation of Venezuela operations[(f)]	—	126.7	—	—	126.7	—
Non-GAAP	$ —	—	—	—	—	$ —
Interest and other income (expense):						
GAAP	$ (13.1)	(8.1)	(8.1)	(9.5)	(38.8)	$ (11.2)
Retirement plans[(c)]	8.8	8.1	8.1	8.2	33.2	8.4
Venezuela operations[(a)(i)]	1.9	0.9	0.3	0.3	3.4	0.5
Acquisitions and dispositions[(a)]	2.9	2.4	0.2	(1.1)	4.4	—
Argentina highly inflationary impact[(a)]	—	—	(0.5)	—	(0.5)	—
Non-GAAP	$ 0.5	3.3	—	(2.1)	1.7	$ (2.3)
Taxes:						
GAAP	$ 11.4	18.6	23.0	17.0	70.0	$ 9.7
Retirement plans[(c)]	1.9	2.0	2.0	2.0	7.9	1.9
Venezuela operations[(a)]	(1.5)	(2.4)	—	—	(3.9)	—
Reorganization and Restructuring[(a)]	1.2	1.5	2.4	1.6	6.7	1.0
Acquisitions and dispositions[(a)]	3.1	6.2	2.8	1.7	13.8	1.7
Tax reform[(d)]	—	—	—	2.1	2.1	—
Tax on accelerated income[(e)]	0.5	(0.2)	—	(0.3)	—	—
Argentina highly inflationary impact[(a)]	—	—	0.6	(0.6)	—	—
Reporting compliance[(a)]	—	0.3	0.5	(0.7)	0.1	—
Loss on deconsolidation of Venezuela operations[(f)]	—	—	0.1	—	0.1	—
Income tax rate adjustment[(b)]	3.0	(4.1)	(4.6)	5.7	—	5.8
Non-GAAP	$ 19.6	21.9	26.8	28.5	96.8	$ 20.1

Amounts may not add due to rounding.

See page 9 for footnote explanations.

10

	2018 1Q	2018 2Q	2018 3Q	2018 4Q	2018 Full Year	2019 1Q
Noncontrolling interests:						
GAAP	$ 3.2	0.3	1.4	0.9	5.8	$ 0.8
Venezuela operations[(a)]	(0.6)	1.6	—	—	1.0	—
Reorganization and Restructuring[(a)]	—	(0.1)	—	0.1	—	—
Income tax rate adjustment[(b)]	(0.4)	(0.1)	0.6	(0.1)	—	—
Non-GAAP	$ 2.2	1.7	2.0	0.9	6.8	$ 0.8
Income (loss) from continuing operations attributable to Brink's:						
GAAP	$ 22.1	(107.8)	17.5	34.9	(33.3)	$ 13.7
Retirement plans[(c)]	6.9	6.1	6.1	6.2	25.3	6.5
Venezuela operations[(a)(j)]	0.5	3.0	0.3	0.3	4.1	0.5
Reorganization and Restructuring[(a)]	2.5	3.1	4.9	3.4	13.9	2.5
Acquisitions and dispositions[(a)]	6.5	3.8	8.2	14.7	33.2	17.0
Tax reform[(d)]	—	—	—	(2.1)	(2.1)	—
Tax on accelerated income[(e)]	(0.5)	0.2	—	0.3	—	—
Argentina highly inflationary impact[(a)]	—	—	7.2	0.1	7.3	4.3
Reporting compliance[(a)]	—	1.1	1.5	1.8	4.4	1.4
Loss on deconsolidation of Venezuela operations[(f)]	—	126.7	(0.1)	—	126.6	—
Income tax rate adjustment[(b)]	(2.6)	4.2	4.0	(5.6)	—	(5.8)
Non-GAAP	$ 35.4	40.4	49.6	54.0	179.4	$ 40.1
Adjusted EBITDA[(h)]:						
Net income (loss) attributable to Brink's - GAAP	$ 22.3	(107.9)	17.4	34.9	(33.3)	$ 13.7
Interest expense - GAAP	15.0	15.8	17.0	18.9	66.7	23.0
Income tax provision - GAAP	11.4	18.6	23.0	17.0	70.0	9.7
Depreciation and amortization - GAAP	38.8	39.1	41.6	42.8	162.3	47.9
EBITDA	$ 87.5	(34.4)	99.0	113.6	265.7	$ 94.3
Discontinued operations - GAAP	(0.2)	0.1	0.1	—	—	—
Retirement plans[(c)]	8.8	8.1	8.1	8.2	33.2	8.4
Venezuela operations[(a)(j)]	(1.5)	(0.1)	0.3	0.3	(1.0)	0.5
Reorganization and Restructuring[(a)]	2.5	4.4	6.9	4.9	18.7	3.4
Acquisitions and dispositions[(a)]	5.6	6.4	6.4	9.7	28.1	10.8
Argentina highly inflationary impact[(a)]	—	—	7.8	(0.3)	7.5	4.1
Reporting compliance[(a)]	—	1.4	2.0	1.1	4.5	1.4
Loss on deconsolidation of Venezuela operations[(f)]	—	126.7	—	—	126.7	—
Income tax rate adjustment[(b)]	0.4	0.1	(0.6)	0.1	—	—
Share-based compensation[(g)]	6.8	5.7	6.3	9.5	28.3	8.9
Adjusted EBITDA	$ 109.9	118.4	136.3	147.1	511.7	$ 131.8

Amounts may not add due to rounding.
See page 9 for footnote explanations.

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	2018					2019
	1Q	2Q	3Q	4Q	Full Year	1Q
EPS:						
GAAP	$ 0.42	(2.11)	0.34	0.68	(0.65)	$ 0.27
Retirement plans[c]	0.13	0.12	0.12	0.12	0.49	0.13
Venezuela operations[a][j]	0.01	0.06	0.01	0.01	0.08	0.01
Reorganization and Restructuring costs[a]	0.05	0.06	0.09	0.07	0.27	0.05
Acquisitions and dispositions[a]	0.12	0.07	0.16	0.29	0.64	0.33
Tax reform[d]	—	—	—	(0.04)	(0.04)	—
Tax on accelerated income[e]	(0.01)	—	—	0.01	—	—
Argentina highly inflationary impact[a]	—	—	0.14	—	0.14	0.09
Reporting compliance[a]	—	0.02	0.03	0.04	0.09	0.03
Loss on deconsolidation of Venezuela operations[f]	—	2.43	—	—	2.44	—
Income tax rate adjustment[b]	(0.05)	0.08	0.08	(0.11)	—	(0.11)
Share adjustment[i]	—	0.04	—	—	0.01	—
Non-GAAP	$ 0.68	0.78	0.95	1.05	3.46	$ 0.79
Depreciation and Amortization:						
GAAP	$ 38.8	39.1	41.6	42.8	162.3	$ 47.9
Venezuela operations[a]	(0.5)	(0.6)	—	—	(1.1)	—
Reorganization and Restructuring costs[a]	(1.2)	(0.2)	(0.4)	(0.1)	(1.9)	(0.1)
Acquisitions and dispositions[a]	(3.8)	(3.4)	(4.5)	(6.0)	(17.7)	(6.4)
Argentina highly inflationary impact[a]	—	—	—	—	—	(0.2)
Non-GAAP	$ 33.3	34.9	36.7	36.7	141.6	$ 41.2

Amounts may not add due to rounding.
See page 9 for footnote explanations.

12